EXHIBIT 21

SUBSIDIARIES OF GOLDEN ISLES FINANCIAL HOLDINGS, INC.


                                          Percent owned

The First Bank of Brunswick,
  a Georgia corporation                       100%

First Bank Mortgage Corporation,
  a Georgia corporation                       100%

First Credit Service Corporation,
  a Georgia corporation                       100%